As filed with the Securities and Exchange Commission on October 9, 2007
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              COMPUWARE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Michigan                                   38-2007430
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                One Campus Martius, Detroit, Michigan 48226-5099
                                 (313) 227-7300
(Address, including zip code, and telephone number, including area code, of principal executive offices)

               Compuware Corporation 2007 Long Term Incentive Plan
                            (Full Title of the Plan)

                             Thomas M. Costello, Jr.
              Senior Vice President, General Counsel and Secretary
                               One Campus Martius
                             Detroit, MI 48226-5099
                                 (313) 227-7300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

       Title of Each                           Proposed Maximum         Proposed Maximum           Amount of
   Class of Securities      Amount to be           Offering                Aggregate               Registration
    To be Registered        Registered (1)     Price Per Share(2)       Offering Price(2)              Fee
    ----------------        --------------     ---------------          --------------                 ---
      Common Stock,          28,000,000             $8.08               $226,240,000                  $6,946
    $.01 par value
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 28,000,000 shares, which includes options, restricted stock and other rights to acquire Common Stock, under the Compuware Corporation 2007 Long-Term Incentive Plan and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. This Registration Statement also includes the Preferred Stock Purchase Rights ("Rights") attached to each share of Compuware Corporation Common Stock and evidenced by a Rights Agreement dated as of October 25, 2000, as amended, between Compuware Corporation and Equiserve Trust Company, N.A. (now known as Computershare Trust Company N.A), as Rights Agent. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificate representing the related shares of Common Stock, and may be transferred only with such shares.

(2) This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on October 2, 2007 as reported by the NASDAQ Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      This Registration Statement (the "Registration Statement") relates to the issuance of shares of Common Stock of Compuware Corporation, a Michigan corporation (the "Company"), to persons who participate in the Compuware Corporation 2007 Long Term Incentive Plan (the "Plan").

      The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended March 31, 2007;

            (b) The Company's Current Reports on Form 8-K filed with the Commission on April 2, 2007, May 18, 2007, June 15, 2007, July 13, 2007, July 27, 2007, August 17, 2007 and August 31, 2007
                  and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007; and

            (c)   The   description  of  our  common  shares   included  in  our
                  Prospectus, dated October 23, 1992, included in our Registration Statement on Form S-1 (file no. 33-53652) effective October 23, 1992, as filed with the Commission pursuant to the Securities Act, under the caption "Description of Securities" in the Prospectus, and incorporated by reference into our Registration Statement on Form 8-A effective October 23, 1992 and filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Michigan Business Corporation Act ("MBCA") authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company's Bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or officer.

         The MBCA also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The provisions of the Company's Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts.

         Section 567 of the MBCA authorizes the Company to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Company or who serves at the request of the Company as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Company would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Company maintains a directors' and officers' insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

Exhibit
Number   Description

4.1 Compuware Corporation 2007 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders filed on July 24, 2007).

5.1      Opinion of Dykema Gossett PLLC.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1     Power of Attorney (contained on signature page).

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability of the registrant
            under  the   Securities   Act  to  any   purchaser  in  the  initial
            distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on October 5, 2007.

                                     COMPUWARE CORPORATION

                                 By: /s/ Laura L. Fournier
                                    --------------------------------------
                                    Laura L. Fournier
                                    Senior Vice President, Chief Financial
                                    Officer and Treasurer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Compuware Corporation, do hereby constitute and appoint Thomas M. Costello, Jr. and Laura L. Fournier, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 5, 2007.




       Signature                                                Title

/s/ Peter Karmanos, Jr.     Chairman of the Board, Chief Executive Officer and
-------------------------   Director (principal executive officer)
Peter Karmanos, Jr.


/s/ Laura L. Fournier       Senior Vice President, Chief Financial Officer and
-------------------------   Treasurer (principal financial officer and principal
Laura L. Fournier           accounting officer)


/s/ Dennis W. Archer        Director
-------------------------
Dennis W. Archer


Gurminder S. Bedi           Director
-------------------------


/s/ William O. Grabe        Director
-------------------------
William O. Grabe


/s/ William R. Halling      Director
-------------------------
    William R. Halling


/s/ Faye Alexander Nelson   Director
-------------------------
Faye Alexander Nelson


   /s/ Glenda D. Price      Director
-------------------------
Glenda D. Price


   /s/ W. James Prowse
-------------------------
W. James Prowse Director


   /s/ G. Scott Romney
-------------------------
G. Scott Romney Director

EXHIBIT INDEX


Exhibit Number    Description of Exhibit

4.1 Compuware Corporation 2007 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders filed on July 24, 2007).

5.1               Opinion of Dykema Gossett PLLC.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1              Power of Attorney (contained on signature page).